Exhibit 99.1

Dana Holding Corporation Reports Third Quarter 2013 Results;

Posts Higher Earnings, Returns Significant Value to Shareholders

•	Sales of $1.67 billion

•	Net income of $68 million

•	Adjusted EBITDA of $198 million, 11.9 percent margin

•	Diluted adjusted earnings per share of $0.47, up $0.10 over last year

•	Successfully completed $750 million senior notes offering

•	Repurchased all Series A preferred shares

•	More than 34 million shares repurchased to date, returning approximately $780 million to shareholders

•	Secured new business through market-driven technologies

•	Tandem axle named Automotive News PACE Award finalist

MAUMEE, Ohio, Oct. 29, 2013 – Dana Holding Corporation (NYSE: DAN) today announced its third quarter 2013 financial results, which included higher net income and adjusted EBITDA over the same period last year.

Sales for the quarter totaled $1.67 billion compared with $1.72 billion for the same period in 2012. The effects of currency, scheduled light-vehicle program roll-offs, and an off-highway divestiture a year ago lowered sales by $79 million. This was partially offset by increased demand in certain light- and commercial-vehicle markets around the world.

Net income for the quarter was $68 million, $12 million higher compared with the previous year, reflecting continued manufacturing execution and other actions. Diluted adjusted earnings per share (EPS), which excludes restructuring, amortization, and other nonrecurring items, was $0.47 in the quarter, up $0.10 from a year ago. The increase in EPS represented both higher adjusted net income in the current quarter and lower diluted shares outstanding as a result of share repurchases.

Adjusted EBITDA increased to $198 million for the third quarter compared with $190 million in the previous year. While sales were slightly lower than a year ago, adjusted EBITDA as a percent of sales improved to 11.9 percent compared with 11.0 percent a year ago.

During the quarter, Dana generated strong free cash flow of $54 million and returned approximately $679 million to shareholders under its previously announced $1 billion share repurchase program. Repurchase transactions completed during the quarter included redemption of the company’s Series A preferred stock. The $474 million paid to redeem the Series A preferred stock approximated its market value at the time of the transaction. The difference between the amount paid and the historic carrying value was $232 million and, for financial reporting purposes, is presented as an adjustment to net income available to common stockholders, consistent with the presentation of preferred stock dividends.

At the end of the third quarter, $220 million remains available for further repurchases under this program. As a result of repurchase transactions executed through the end of the third quarter of this year, Dana expects its fourth-quarter weighted average diluted shares to be about 184 million.

“Despite challenging demand in a number of end markets we serve around the world, our team continued to deliver on the performance of the business. Our improved earnings and margin reflect our continued execution as we manage the business for future growth,” said company President and Chief Executive Officer Roger J. Wood. “In addition to improving our financial performance amidst continuing market volatility, since late last year we have returned $780 million to shareholders under Dana’s share repurchase program, further evidencing our commitment to increasing shareholder value over the long term.”

Revised 2013 Financial Targets

In response to weakened demand in construction and mining end markets impacting Off-Highway Driveline, persistent regional economic pressures in India and South America impacting principally Light Vehicle Driveline, and tempered expectations for full-year North America Class 8 vehicle production, Dana has revised its full-year financial targets:

•	Sales of approximately $6.7 billion;

•	Adjusted EBITDA of approximately $750 million;

•	Adjusted EBITDA as a percent of sales of approximately 11.1 percent;

•	Diluted adjusted EPS of approximately $1.76 (excluding the impact of share repurchases after Sept. 30, 2013);

•	Capital spending of approximately $190 million; and

•	Free cash flow of $240 million to $260 million.

Secured New Business through Market-driven Technologies

Dana continued its focus on market-driven technologies to secure new business, much of it launching in 2015 and beyond.

Mahindra & Mahindra has specified Dana’s efficient, lightweight Spicer® AdvanTEK® axles for the company’s new platform of sport-utility vehicles and small trucks launching in mid-2015. These axles are engineered to deliver enhanced efficiency and fuel economy, as well as improved power density and best-in-class noise, vibration, and harshness.

Nissan has also awarded Dana a contract to supply Spicer Life Series® driveshafts to their vehicle manufacturing operations in Korea and Russia. Considered the industry standard for low-emission, high-efficiency light vehicles, this driveshaft is precision balanced for reduced noise, vibration, and harshness.

A Japanese automaker has sourced Dana’s thermoplastic cylinder-head cover module for its global V-6 engine program. Lighter and more versatile than traditional aluminum cover modules, this technology improves fuel economy while reducing oil consumption and emissions.

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Spicer® AdvanTEK® 40 Tandem Axle Named Automotive News PACE Award Finalist

Dana’s Spicer® AdvanTEK® 40 tandem axle has been selected as a finalist for the 2014 Automotive News PACE Awards, marking the third consecutive year a Dana technology has been so honored. The PACE Awards are the automotive industry’s premier award recognizing suppliers for superior innovation, technological advancement, and business performance. Dana’s AdvanTEK 40 Tandem Axle was selected among 34 finalists for the awards.

This all-new 40,000-lb. tandem axle for a variety of Class 8 applications features a market-leading design that increases fuel economy, improves reliability, reduces vehicle weight, and decreases total ownership costs. Compared with competitive tandem-axle offerings, the Spicer AdvanTEK 40 axle delivers operating savings through a powerful combination of features including the industry’s fastest axle ratio of 2.26:1, lower axle weight, optimum inter-axle driveline angles, and reduced lubrication quantity.

Dana to Host Conference Call at 10 a.m. Today

Dana will discuss its third-quarter results in a conference call at 10 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter 76617924. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and enter 76617924. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure which excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding any bankruptcy claim-related payments, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition.

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The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world-leading supplier of driveline, sealing, and thermal-management technologies that improve the efficiency and performance of passenger, commercial, and off-highway vehicles with both conventional and alternative-energy powertrains. The company’s global network of engineering, manufacturing, and distribution facilities provides original-equipment and aftermarket customers with local product and service support. Based in Maumee, Ohio, Dana employs more than 23,000 people in 26 countries and reported 2012 sales of $7.2 billion. For more information, please visit www.dana.com.

Investor Contact

Craig Barber

419.887.5166

Media Contact

Jeff Cole

419.887.3535

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DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2013 and 2012

	Three Months Ended
	September 30,
(In millions except per share amounts)	2013	2012
Net sales	$1,669	$1,715
Costs and expenses
Cost of sales	1,434	1,477
Selling, general and administrative expenses	97	99
Amortization of intangibles	18	18
Restructuring charges, net	8	6
Other income, net	18	2

Income from continuing operations before interest expense and income taxes	130	117
Interest expense	27	22

Income from continuing operations before income taxes	103	95
Income tax expense	34	33
Equity in earnings of affiliates	3	(2)

Income from continuing operations	72	60
Loss from discontinued operations	(1)

Net income	71	60
Less: Noncontrolling interests net income	3	4

Net income attributable to the parent company	68	56
Preferred stock dividend requirements	6	8
Preferred stock redemption premium	232

Net income (loss) available to common stockholders	$(170)	$48

Net income (loss) per share available to parent company common stockholders:
Basic:
Income (loss) from continuing operations	$(1.15)	$0.32
Loss from discontinued operations	$(0.01)	$—
Net income (loss)	$(1.16)	$0.32
Diluted:
Income (loss) from continuing operations	$(1.15)	$0.26
Loss from discontinued operations	$(0.01)	$—
Net income (loss)	$(1.16)	$0.26
Weighted-average common shares outstanding
Basic	145.8	148.1
Diluted	145.8	214.5
Dividends declared per common share	$0.05	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended
	September 30,
(In millions except per share amounts)	2013	2012
Net sales	$5,145	$5,615
Costs and expenses
Cost of sales	4,437	4,838
Selling, general and administrative expenses	305	322
Amortization of intangibles	55	56
Restructuring charges, net	14	30
Other income, net	38	9

Income from continuing operations before interest expense and income taxes	372	378
Interest expense	69	63

Income from continuing operations before income taxes	303	315
Income tax expense	96	97
Equity in earnings of affiliates	10	4

Income from continuing operations	217	222
Income from discontinued operations

Net income	217	222
Less: Noncontrolling interests net income	15	10

Net income attributable to the parent company	202	212
Preferred stock dividend requirements	21	23
Preferred stock redemption premium	232

Net income (loss) available to common stockholders	$(51)	$189

Net income (loss) per share available to parent company common stockholders:
Basic:
Income (loss) from continuing operations	$(0.35)	$1.28
Income from discontinued operations	$—	$—
Net income (loss)	$(0.35)	$1.28
Diluted:
Income (loss) from continuing operations	$(0.35)	$0.99
Income from discontinued operations	$—	$—
Net income (loss)	$(0.35)	$0.99
Weighted-average common shares outstanding
Basic	146.6	147.8
Diluted	146.6	214.7
Dividends declared per common share	$0.15	$0.15

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2013 and 2012

	Three Months Ended
	September 30,
(In millions)	2013	2012
Net income	$71	$60
Less: Noncontrolling interests net income	3	4

Net income attributable to the parent company	68	56

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	30	25
Hedging gains and losses	(1)	4
Investment and other gains and losses	3
Defined benefit plans	6	(2)

Other comprehensive income attributable to the parent company	38	27

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	1	2
Hedging gains and losses	1

Other comprehensive income attributable to noncontrolling interests	2	2

Total comprehensive income attributable to the parent company	106	83
Total comprehensive income attributable to noncontrolling interests	5	6

Total comprehensive income	$111	$89

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended
	September 30,
(In millions)	2013	2012
Net income	$217	$222
Less: Noncontrolling interests net income	15	10

Net income attributable to the parent company	202	212

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(34)	(10)
Hedging gains and losses	(4)	12
Investment and other gains and losses	(6)	1
Defined benefit plans	20	4

Other comprehensive income (loss) attributable to the parent company	(24)	7

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(4)	2
Hedging gains and losses	1

Other comprehensive income (loss) attributable to noncontrolling interests	(3)	2

Total comprehensive income attributable to the parent company	178	219
Total comprehensive income attributable to noncontrolling interests	12	12

Total comprehensive income	$190	$231

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of September 30, 2013 and December 31, 2012

	September 30,	December 31,
(In millions except share and per share amounts)	2013	2012
Assets
Current assets
Cash and cash equivalents	$1,121	$1,059
Marketable securities	105	60
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2013 and 2012	916	818
Other	171	170
Inventories	774	742
Other current assets	114	104

Total current assets	3,201	2,953
Goodwill	104	101
Intangibles	253	325
Other noncurrent assets	271	324
Investments in affiliates	215	202
Property, plant and equipment, net	1,200	1,239

Total assets	$5,244	$5,144

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$64	$101
Accounts payable	872	766
Accrued payroll and employee benefits	166	160
Accrued restructuring costs	13	23
Taxes on income	59	63
Other accrued liabilities	172	197

Total current liabilities	1,346	1,310
Long-term debt	1,568	803
Pension and postretirement obligations	638	715
Other noncurrent liabilities	357	368

Total liabilities	3,909	3,196

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, zero and 2,500,000 shares outstanding	—	242
Series B, $0.01 par value, 4,328,537 and 5,221,199 shares outstanding	423	511
Common stock, $0.01 par value, 450,000,000 shares authorized, 145,204,001 and 148,264,067 outstanding	2	2
Additional paid-in capital	2,745	2,668
Accumulated deficit	(835)	(762)
Treasury stock, at cost (14,381,673 and 1,797,988 shares)	(277)	(25)
Accumulated other comprehensive loss	(820)	(793)

Total parent company stockholders’ equity	1,238	1,843
Noncontrolling equity	97	105

Total equity	1,335	1,948

Total liabilities and equity	$5,244	$5,144

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2013 and 2012

	Three Months Ended
	September 30,
(In millions)	2013	2012
Operating activities
Net income	$71	$60
Depreciation	41	46
Amortization of intangibles	22	22
Amortization of deferred financing charges	1	1
Unremitted earnings of affiliates	(2)	3
Stock compensation expense	5	4
Deferred income taxes	5	(4)
Pension contributions, net	(36)	(23)
Change in working capital	9	23
Other, net	(10)	(2)

Net cash flows provided by operating activities (1)	106	130

Investing activities
Purchases of property, plant and equipment (1)	(52)	(42)
Acquisition of business		(7)
Purchases of marketable securities	(14)	(5)
Proceeds from sales of marketable securities	4	8
Proceeds from maturities of marketable securities	2
Proceeds from sale of businesses	1	7
Other		(7)

Net cash flows used in investing activities	(59)	(46)

Financing activities
Net change in short-term debt	(10)	(17)
Proceeds from long-term debt	754	11
Repayment of long-term debt	(7)	(9)
Deferred financing payments	(14)
Preferred stock redemptions	(474)
Dividends paid to preferred stockholders	(8)	(8)
Dividends paid to common stockholders	(7)	(7)
Distributions paid to noncontrolling interests	(9)	(7)
Repurchases of common stock	(202)
Other	4	(2)

Net cash flows provided by (used in) financing activities	27	(39)

Net increase in cash and cash equivalents	74	45
Cash and cash equivalents - beginning of period	1,030	881
Effect of exchange rate changes on cash balances	17	14

Cash and cash equivalents - end of period	$1,121	$940

(1)	Free cash flow of $54 in 2013 and $88 in 2012 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended
	September 30,
(In millions)	2013	2012
Operating activities
Net income	$217	$222
Depreciation	123	142
Amortization of intangibles	65	66
Amortization of deferred financing charges	4	4
Unremitted earnings of affiliates	(8)	(1)
Stock compensation expense	14	14
Deferred income taxes	5	(9)
Pension contributions, net	(56)	(204)
Interest payment received on payment-in-kind note receivable	26
Change in working capital	(75)	(116)
Other, net	(22)	3

Net cash flows provided by operating activities (1)	293	121

Investing activities
Purchases of property, plant and equipment (1)	(123)	(113)
Acquisition of business	(8)	(7)
Principal payment received on payment-in-kind note receivable	33
Purchases of marketable securities	(80)	(13)
Proceeds from sales of marketable securities	28	12
Proceeds from maturities of marketable securities	7	3
Proceeds from sale of businesses	1	7
Other	8	(3)

Net cash flows used in investing activities	(134)	(114)

Financing activities
Net change in short-term debt	(11)	26
Proceeds from long-term debt	811	40
Repayment of long-term debt	(55)	(14)
Deferred financing payments	(17)
Preferred stock redemptions	(474)
Dividends paid to preferred stockholders	(23)	(23)
Dividends paid to common stockholders	(22)	(22)
Distributions paid to noncontrolling interests	(11)	(9)
Repurchases of common stock	(288)
Payments to acquire noncontrolling interests	(7)
Other	7	(1)

Net cash flows used in financing activities	(90)	(3)

Net increase in cash and cash equivalents	69	4
Cash and cash equivalents - beginning of period	1,059	931
Effect of exchange rate changes on cash balances	(7)	5

Cash and cash equivalents - end of period	$1,121	$940

(1)	Free cash flow of $170 in 2013 and $8 in 2012 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,
(In millions)	2013	2012
Sales
Light Vehicle Driveline	$629	$659
Power Technologies	257	242
Commercial Vehicle	465	471
Off-Highway	318	343

Total Sales	$1,669	$1,715

Segment EBITDA
Light Vehicle Driveline	$67	$68
Power Technologies	39	29
Commercial Vehicle	52	45
Off-Highway	40	48

Total Segment EBITDA	198	190
Corporate expense and other items, net		(1)
Structures EBITDA		1

Adjusted EBITDA	$198	$190

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended September 30,
(In millions)	2013	2012
Sales
Light Vehicle Driveline	$1,921	$2,121
Power Technologies	778	772
Commercial Vehicle	1,421	1,535
Off-Highway	1,025	1,187

Total Sales	$5,145	$5,615

Segment EBITDA
Light Vehicle Driveline	$179	$207
Power Technologies	114	106
Commercial Vehicle	154	163
Off-Highway	127	153

Total Segment EBITDA	574	629
Corporate expense and other items, net	(3)	(8)
Structures EBITDA		6

Adjusted EBITDA	$571	$627

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,
(In millions)	2013	2012
Segment EBITDA	$198	$190
Corporate expense and other items, net		(1)
Structures EBITDA		1

Adjusted EBITDA	198	190
Depreciation	(41)	(46)
Amortization of intangibles	(22)	(22)
Restructuring	(8)	(6)
Strategic transaction and other items		(1)
Structures EBITDA		(1)
Stock compensation expense	(5)	(3)
Interest expense	(27)	(22)
Interest income	8	6

Income from continuing operations before income taxes	103	95
Income tax expense	34	33
Equity in earnings of affiliates	3	(2)

Income from continuing operations	72	60
Loss from discontinued operations	(1)

Net income	$71	$60

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended September 30,
(In millions)	2013	2012
Segment EBITDA	$574	$629
Corporate expense and other items, net	(3)	(8)
Structures EBITDA		6

Adjusted EBITDA	571	627
Depreciation	(123)	(140)
Amortization of intangibles	(65)	(66)
Restructuring	(14)	(30)
Strategic transaction and other items	(6)	(6)
Write off of deferred financing costs	(2)
Recognition of unrealized gain on payment-in-kind note receivable	5
Impairment and loss on sale of assets		(6)
Structures EBITDA		(6)
Stock compensation expense	(14)	(12)
Interest expense	(69)	(63)
Interest income	20	17

Income from continuing operations before income taxes	303	315
Income tax expense	96	97
Equity in earnings of affiliates	10	4

Income from continuing operations	217	222
Income from discontinued operations

Net income	$217	$222

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2013 and 2012

	Three Months Ended
	September 30,
(In millions except per share amounts)	2013	2012
Net income attributable to parent company	$68	$56
Restructuring charges (1)	6	6
Amortization of intangibles (1)	17	15
Non-recurring items (1)	1	3

Adjusted net income	$92	$80

Diluted shares - as reported	194	215

Adjusted diluted shares	194	215

Diluted adjusted EPS	$0.47	$0.37

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended
	September 30,
(In millions except per share amounts)	2013	2012
Net income attributable to parent company	$202	$212
Restructuring charges (1)	14	27
Amortization of intangibles (1)	51	49
Non-recurring items (1)	(1)	6

Adjusted net income	$266	$294

Diluted shares - as reported	207	215

Adjusted diluted shares	207	215

Diluted adjusted EPS	$1.29	$1.37

(1)	Amounts are net of associated tax effect.